Exhibit 99.1

                     AmREIT Reports Second Quarter Results

     -  Earnings per Share was a loss of $0.31;
     -  Adjusted FFO of $0.23 per share, on track with 2004 guidance; and
     - Increase in total assets to $108.7 million, up 35 percent compared to June 30, 2003.

    HOUSTON, Aug. 11 /PRNewswire-FirstCall/ -- AmREIT (Amex: AMY), a Houston-based real estate investment trust, announced its second quarter of 2004 results.
    Revenues for the second quarter increased 124 percent to $4.7 million compared to $2.1 million for the second quarter of 2003. This increase is due to additional portfolio revenue of $619,000 (attributed to property acquisitions made in the second half of December 2003 and acquisitions made during the second quarter), additional real estate operating and development revenue of $445,000 and additional securities and retail partnership revenue of $1.2 million, primarily due to an increase in securities commissions earned from the sale of class C common shares and the sale of limited partnership units, which was offset by an increase in securities commission expense of $1.0 million. The net loss attributable to class A shareholders was $1.0 million for the quarter compared to net income of $210,000 for the second quarter of last year. Included in second quarter 2004 expenses is a non-cash deferred merger charge of $362,000 related to the purchase of the company's advisor, which represents the final payment of the deferred merger costs.
Also included in second quarter 2004 expenses is a non-cash impairment charge of $1.1 million taken related to the Wherehouse Entertainment property located in Wichita, Kansas. This impairment was due to the bankruptcy of the tenant, the deterioration of the local retail market, and management's strategy to quickly sell this asset and redeploy the capital into more productive assets. This decision is in line with management's previously announced objective of selling non-core assets and replacing them with irreplaceable corners -- premier retail frontage properties in high-traffic, highly populated areas. Management is in the process of identifying approximately $10 to $15 million of non-core properties in its portfolio and intends to dispose of these assets later this year. While certain asset sales may result in an impairment of value, management believes that in total, the non-core assets sold will result in a net gain to the company.
    For the second quarter, AmREIT's loss before discontinued operations per class A common share was $0.25 compared to a loss of $0.15 per share for the second quarter of 2003. The loss generated from discontinued operations for the quarter was $0.06 per class A common share (which includes the impairment charge of $0.34 per share) compared with a gain of $0.23 per share for the second quarter of 2003. The company's net loss per share for the second quarter was $0.31 compared to net earnings per share of $0.08 for the same period last year. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the common class B and class C shares.
    For the second quarter, per share operating income and net income, adjusted for the non-cash deferred merger charge and asset impairment charge, available to class A shareholders was $0.03 and $0.14, respectively.
    Funds From Operations (FFO) for the second quarter was a loss of $0.22 per class A common share and include a non-cash deferred merger charge of $362,000, or $0.11 per share, and a non-cash impairment charge of $1.1 million, or $0.34 per share, related to the Wherehouse Entertainment property located in Wichita Kansas, which was sold in the second quarter.
This compares to FFO of $418,000, or $0.15 per share for the same period last year, which did not include deferred merger charges or impairment charges. Excluding those charges, adjusted FFO for the second quarter was $739,000, or $0.23 per share and $1.13 million, or $0.36 per share for the six months ended June 30, 2004, which is in line with management's guidance range for annual adjusted FFO of $0.61 to $0.65 per share. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.
    Total assets increased 35 percent to $108.7 million, from $80.4 million at the second quarter of 2003 and are up 7 percent from $101.3 million at 2003 year-end. Total liabilities decreased to $36.0 million during the second quarter, down from $51.7 million at year-end and $42.2 million at the second quarter of 2003.
    "We have built a team of high quality individuals that are executing our business plan and generating solid results. Each of our teams and each component of our business model: our portfolio, our real estate operating and development business, our securities business and our retail partnership business, are contributing to our growth and our success," said Kerr Taylor, AmREIT's president and chief executive officer. "As we continue on our journey from good to great, our business model, our people and the knowledge capital that we have created will allow us to overcome our challenges and drive our growth year over year."

     Operational Highlights
     -- During the second quarter, AmREIT fully subscribed its $40 million class C common share offering through its securities subsidiary, AmREIT Securities Company.
     -- Subsequent to quarter end, AmREIT fully deployed the equity raised in the class C common share offering with the acquisition of $57.0 million of grocery anchored and multi-tenant shopping centers.
     -- During the second quarter, AmREIT commenced a $170 million class D common share offering. The security has a stated yield of
         6.5 percent per annum, and after a seven-year holding period, converts into the company's publicly traded class A common shares at a 7.7 percent premium on invested capital.
     -- AmREIT negotiated a lease buy out/assignment of bankruptcy claims related to its two Just For Feet properties located in Tucson, Arizona and Baton Rouge, Louisiana, resulting in a payment to the company of $934,000, and the company has a sales contract in due diligence for the sale of the Just For Feet located in Tucson, Arizona, which is expected to close in the third quarter.
    Outlook for 2004
    In our annual report, we set forth four key goals and expectations for this year:

     -- The first goal was to have continued portfolio growth: Asset growth of 100 percent over the next 12-18 months. With the acquisitions made during and subsequent to the quarter end, we are well on our way to achieve our goal, and have grown assets by approximately
         65 percent. Our real estate pipeline remains robust, we are excited about the projects that are currently in our pipeline, and we are on track to achieve this 100 percent growth between December 2004 and June 2005. Additionally, for almost 20 years we have invested in real estate on good corners. Since listing on the AMEX two years ago, we have implemented our strategy to expand our holdings of multi-tenant properties. As we execute this strategy, we will constantly be evaluating and disposing of those assets that are no longer core, replacing them with multi-tenant shopping centers, grocery anchored centers and single tenant leases on great corners. The company's Net Asset Value is approximately $8.60 - $9.25. When compared to our trading price, this translates to a 13-21 percent discount to Net Asset Value.
     -- The second goal was continued growth in capital resources and conservative leverage structure. As of June 30, 2004, through the class C common share offering, the company had raised approximately $40.4 million since the offering opened in August 2003. On
         June 25, 2004, the company launched its $170 million class D common share offering and began raising capital through this offering in late July. Through its by-laws, the company's debt to asset ratio is limited to 55 percent. As of June 30, 2004, the company's debt to asset ratio was approximately 33 percent.
     -- The third goal was continued diversity and increased portfolio quality. We continue to work to reduce concentration among our tenants. For the year ended December 31, 2003, IHOP represented approximately 23 percent of total revenue. Based on 2004 projected revenue, IHOP is expected to represent approximately 12-15 percent of total annual revenue. This decrease in concentration will be fueled by the multi-tenant properties acquired to date as well as the pending acquisitions and the fees and profits generated by our real estate operating and development segment.
     -- And the fourth goal was continued growth in Adjusted FFO and dividends. Supported by the increase in rental revenue generated by the pipeline of properties previously mentioned, as well as the increase in fees and profits generated from our supporting business segments, our target AFFO guidance remains $0.61 to $0.65 per class A share. Dividends have increased every quarter since listing on AMEX. The growth in portfolio assets as well as the growth of AFFO continues to support an annual increase in dividends in the range of 7-10 percent.
    AmREIT updates earnings guidance on a quarterly basis.
    Conference Call
    AmREIT will hold its quarterly conference call to discuss second quarter results Wednesday, August 11, at 2:00 pm Central Time (3:00 pm Eastern Time). The dial-in number for the call is 866-761-0749, passcode AmREIT. A live Web cast of the call can be accessed on the investor relations page of AmREIT's Web site at http://www.amreit.com . The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 56528045, or by going to the investor relations events page of the company's Web site.

    About AmREIT
    AmREIT, a self-managed real estate investment firm, has been acquiring, developing, and managing high quality commercial retail real estate to generate monthly income and growth opportunities for investors for more than 19 years. A rapidly growing publicly traded company, AmREIT is known for its ownership of "irreplaceable corners" -- premier retail frontage properties in high-traffic, highly populated areas. These corners attract high profile single tenant properties, high-end multi-tenant shopping centers and large grocery anchored centers, leased to trusted names such as Kroger, Starbucks, Walgreen's, and Washington Mutual. AmREIT also creates retail limited partnerships, offered to accredited investors through the financial planning community. These retail partnerships add value through actively acquiring and developing high quality free standing and shopping center properties to create the potential for increasing income and capital appreciation by selling the properties within a defined time horizon.

    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.
    This press release does not constitute an offer to sell, or the solicitation of an offer to buy any public or private securities from the Company. The purchase of any securities may only be made pursuant to a prospectus or Private Offering Memorandum. A copy of any available prospectus or Private Offering Memorandum and the related subscription documents are available to qualified potential investors on request.
    For more information, call Jennifer Tweeton, Vollmer Public Relations, at
(713) 970-2100, or Chad Braun, AmREIT, 713-850-1400. AmREIT is online at http://www.amreit.com .

                              (Tables to Follow)

                              Operating Results
               (in thousands, except share and per share data)
                             Three Months Ended         Six Months Ended
                                  June 30,                   June 30,
    Revenues:                 2004         2003         2004         2003
      Rental income from
       operating leases       $1,589         $970       $3,196       $1,940
      Earned income from
       direct financing
       leases                    507          507        1,014        1,001
      Real estate fee income     581          136          949          267
      Securities commission
       income                  1,648          441        3,553          526
      Asset management fee
       income                     74           47          149           98
      Interest and other
       income                    314          ---          325            3
        Total Revenues         4,713        2,101        9,186        3,835
    Expenses:
      General operating and
       administrative          1,587          783        3,008        1,536
      Legal and professional     322          215          650          336
      Securities commissions   1,338          331        2,761          396
      Depreciation and
       amortization              270          171          503          356
      Deferred merger costs      362          ---        1,682          ---
        Total Expenses         3,879        1,500        8,604        2,624
    Operating Income             834          601          582        1,211
    Income from non-
     consolidated affiliates     172           45          187           86
    Federal income tax
     (expense) benefit          (105)         (58)        (275)          15
    Interest expense            (544)        (532)      (1,163)      (1,056)
    Minority interest in
     income of consolidated
     joint ventures              (49)         (43)         (94)         (83)
    Income (loss) before
     discontinued operations     308           13         (763)         173
    (Loss) income from
     discontinued operations    (211)         636          495          934
    Net income (loss)             97          649         (268)       1,107
    Distributions paid to
     class B and C
     shareholders             (1,106)        (439)      (1,919)        (892)
    Net (loss) income
     available to class A
     shareholders            $(1,009)        $210      $(2,187)        $215

               (in thousands, except share and per share data)
                            Three Months Ended          Six Months Ended
                                  June 30,                   June 30,
                             2004          2003         2004         2003
    Reconciliation of
     Net Income (loss)
     to Funds From
     Operations ("FFO"):
      Income (loss) before
       discontinued
       operations              $308           $13        $(763)        $173
      (Loss) income from
       discontinued
       operations              (211)          636          495          934
      Depreciation - from
       operations               257           170          488          352
      Depreciation - from
       discontinued
       operations                26            38           39           76
      Class B & C
       distributions         (1,106)         (439)      (1,919)        (892)
      FFO available to
       class A shares          (726)         $418      $(1,660)        $643
    Basic Per Share Data:
      (Loss) before
       discontinued
       operations            $(0.25)       $(0.15)      $(0.87)      $(0.26)
      (Loss) income from
       discontinued
       operations            $(0.06)        $0.23        $0.16        $0.34
      Net (loss) income      $(0.31)        $0.08       $(0.71)       $0.08
      FFO - Basic            $(0.22)        $0.15       $(0.54)       $0.23
      Distributions per
       class A share          $0.12         $0.11        $0.24        $0.22
      Distributions per
       class B & C share      $0.36         $0.19        $0.72        $0.37
    Weighted average
     number of class A
     common shares
     outstanding          3,235,449     2,790,492    3,094,216    2,779,434
    Weighted average
     number of class B
     common shares
     outstanding          2,324,454     2,100,638    2,338,068    2,273,849
    Weighted average
     number of class C
     common shares
     outstanding          3,812,494           ---    2,960,606          ---

                           Balance Sheet Highlights
                                (in thousands)
                                                  (Unaudited)
                                                    June 30,     December 31,
                                                      2004           2003
    Real estate held for investment, net             $68,119        $68,018
    Net investment in direct financing leases         19,222         22,046
    Real estate held for resale, net                  11,032          4,384
    Total assets                                     108,712        101,327
    Notes payable                                     32,534         48,485
    Total liabilities                                 35,999         51,684
    Minority interest                                  1,010            847
    Total shareholders' equity                        71,703         48,796

                        Non-GAAP Financial Disclosure
    This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.
    AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its base FFO in accordance with this definition. AmREIT adjusts its FFO calculation by adding back non-cash charges to earnings, such as the issuance of stock in conjunction with the payment of deferred merger costs and impairment charges on real assets, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.
    Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:

                                         Projected 2004
                                              Range              Historical
                                       High            Low        12/31/03
    Net (loss) income available to
     class A shareholders            ($0.71)         ($0.75)        $0.02
    Depreciation and amortization      0.42            0.42          0.30
    Less gain on sale of real estate    ---             ---         (0.11)
      FFO available to class A
       shareholders                   (0.29)          (0.33)         0.21
    Impairment charges                 0.34            0.34           ---
    Deferred merger costs              0.60            0.60          0.33
          Adjusted FFO                $0.65           $0.61         $0.54

SOURCE  AmREIT
    -0-                             08/11/2004
    /CONTACT: Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com , for AmREIT/
    /Web site:  http://www.amreit.com /
    (AMY)
CO:  AmREIT
ST:  Texas
IN:  FIN RLT
SU:  ERN CCA MAV